Exhibit 21.1

Sun Microsystems, Inc. Subsidiaries

Jurisdiction of Incorporation or Formation
3055855 Nova Scotia Company	Canada
514713 N.B. Inc.	Canada
Beduin Nova Scotia Company	Canada
Belle Gate Investment B.V.	Netherlands
Clustra Systems Inc.	Delaware
Clustra Systems Limited	United Kingdom
Cobalt Networks B.V.	Netherlands
Cobalt Networks GmbH	Germany
Cobalt Networks Inc.	Delaware
Cobalt Networks (UK) Limited	United Kingdom
Forte Software Canada, Ltd.	Canada
Forte Software (UK) Limited	United Kingdom
InfraSearch, Inc.	Delaware
i-Planet, Inc.	California
ISOPIA Company	Canada
ISOPIA Corp.	New York
ISOPIA Limited	United Kingdom
JCP Computer Services Limited	United Kingdom
Lighthouse Design Ltd.	Maryland
Lighthouse Design R&D Corporation	California
netIX System Consulting GmbH	Germany
Niwot Acquisition Corp.	Delaware
Nuclio Corporation	Illinois
Pixo, Inc.	Delaware
Pixo UK Limited	United Kingdom
SeeBeyond Technology Corporation	Delaware
SevenSpace, Inc.	Delaware
SevenSpace Subsidiary I, Inc.	Delaware
SevenSpace Subsidiary II, Inc.	Delaware
Solaris Assurance, Inc.	Bermuda
Solaris Indemnity, Ltd.	Bermuda
Storage Technology (Bermuda) Ltd.	Bermuda
Storage Technology Corporation	Delaware
Storage Technology European Operations, S.A.S.	France
Storage Technology GmbH	Germany
Storage Technology Holding GmbH	Germany
Storage Technology Sweden AB	Sweden
StorageTek (Bermuda) Finance Limited	Bermuda
StorageTek (China) Services Company Limited	China
StorageTek (India) Private Ltd.	India
StorageTek International Corporation	Delaware
StorageTek International Services Corporation	Delaware
StorageTek SBG Europe S.A.S.	France

Jurisdiction of Incorporation or Formation
StorageTek South Asia Pte. Ltd.	Singapore
Sun Microsystems AO	Russia
Sun Microsystems AS	Norway
Sun Microsystems Australia Pty. Ltd.	Australia
Sun Microsystems (Barbados), Ltd.	Barbados
Sun Microsystems Belgium N.V./S.A.	Belgium
Sun Microsystems (Bilgisayar Sistemleri) L.S.	Turkey
Sun Microsystems Capital Investments Plc	Gibraltar
Sun Microsystems (China) Co., Ltd.	People’s Republic of China
Sun Microsystems China Ltd.	Hong Kong
Sun Microsystems Consulting Limited	People’s Republic of China
Sun Microsystems Czech s.r.o.	Czech Republic
Sun Microsystems Denmark A/S	Denmark
Sun Microsystems de Argentina S.A.	Argentina
Sun Microsystems de Chile, S.A.	Chile
Sun Microsystems de Colombia, S.A.	Colombia
Sun Microsystems de Mexico, S.A. de C.V.	Mexico
Sun Microsystems de Venezuela, S.A.	Venezuela
Sun Microsystems Distributions International, Inc.	California
Sun Microsystems do Brasil Industria e Comericio Ltda.	Brazil
Sun Microsystems (Egypt) LLC	Egypt
Sun Microsystems Europe Properties B.V.	Netherlands
Sun Microsystems Exchange, Inc.	Delaware
Sun Microsystems Federal, Inc.	California
Sun Microsystems Finance K.K.	Japan
Sun Microsystems France S.A.	France
Sun Microsystems Ges.m.b.H	Austria
Sun Microsystems Global Financial Services, LLC	Delaware
Sun Microsystems (Hellas) S.A.	Greece
Sun Microsystems Holdings Limited	United Kingdom
Sun Microsystems Hungary Computing Limited Liability Company	Hungary
Sun Microsystems Iberica, S.A.	Spain
Sun Microsystems India Private Limited	India
Sun Microsystems Intercontinental Operations	California
Sun Microsystems International B.V.	Netherlands
Sun Microsystems International Holding B.V.	Netherlands
Sun Microsystems International, Inc.	California
Sun Microsystems Ireland Limited	Ireland
Sun Microsystems Israel Ltd.	Israel
Sun Microsystems Italia S.p.A.	Italy
Sun Microsystems K.K.	Japan
Sun Microsystems Korea, Ltd.	South Korea
Sun Microsystems Limited	United Kingdom
Sun Microsystems LLC	California
Sun Microsystems Luxembourg SARL	Luxembourg
Sun Microsystems Malaysia Sdn. Bhd.	Malaysia
Sun Microsystems Management Services Corporation	California

Jurisdiction of Incorporation or Formation
Sun Microsystems (Middle East) B.V.	Netherlands
Sun Microsystems Nederland B.V.	Netherlands
Sun Microsystems (NZ) Limited	New Zealand
Sun Microsystems of California, Inc.	California
Sun Microsystems of California Limited	Hong Kong
Sun Microsystems of Canada Inc.	Canada
Sun Microsystems Oy	Finland
Sun Microsystems Poland Sp.z.o.o	Poland
Sun Microsystems (Portugal) Tecnicas de Informatica, Sociedade Unipessoal, Limitada	Portugal
Sun Microsystems Products, Ltd.	People’s Republic of China
Sun Microsystems Properties, Inc.	California
Sun Microsystems Pte. Ltd.	Singapore
Sun Microsystems Risk Management, Inc.	California
Sun Microsystems (Schweiz) A.G.	Switzerland
Sun Microsystems Scotland B.V.	Netherlands
Sun Microsystems Scotland Limited	Scotland
Sun Microsystems Scotland LP	Scotland
Sun Microsystems Slovakia, s.r.o	Slovak Republic
Sun Microsystems (South Africa) (Pty) Limited	Republic of South Africa
Sun Microsystems Superannuation Nominees Pty. Ltd.	Australia
Sun Microsystems SPB LLC	Russian Federation
Sun Microsystems Taiwan Limited	Taiwan
Sun Microsystems Technology Ltd.	Bermuda
Sun Microsystems Technology Pty. Ltd.	Australia
Sun Microsystems (Thailand) Limited	Thailand
Sun Microsystems (U.A.E.) Ltd.	Cayman Islands
Tarantella, Inc.	California
Tarantella International, Inc.	California
The Santacruz Operation de Mexico, S. de R.L. De C.V.	Mexico
The Sun Microsystems Foundation, Inc.	California
Trustbase Limited	United Kingdom
Waveset Technologies, Inc.	Delaware
Waveset Technologies UK Limited	United Kingdom